House Leasing of Shenzhen

Contract

(Residential)

Made by Shenzhen House Leasing Management Office

Notice of House Leasing Contract Registration (Recording)

I. Materials submitted for house leasing contract registration (recording):

(I) Property Ownership Certificate or other valid certificate for property right (use right) (provide original with duplicate)

(II) Lessor and lessee’s identity certificates or legal qualification certificates, including:

1. Unit

Institution establishment document or business license (provide original with duplicate).

Original of legal representative’s certificate.

2. Individual

Identity certificate or other qualification certificate (provide original with duplicate).

(III) If the house is managed by other person, the power of attorney and managing agent’s identification certificate shall be provided; if the house is rented or leased by the entrustee, the entrustee shall provide the power of attorney and his or her identification certificate.

(IV) If the common house is rented, all co-owners’ renting approval and power of attorney shall be provided.

(V) If the house is residential, provide a “Integrated Management Reliability Statement of House Renting and Floating Population” signed by the lessor and the local family planning department; if the house is residential and the lessee is a woman of child-bearing age (20 to 49 years old), a marriage and childbirth certificate for floating population checked by the family planning department of the currently-residing town (neighborhood) shall also be provided. (provide original with duplicate)

(VI) House leasing contract.

The power of attorney referred to in the above (III) and (IV) shall be original. The power of attorney of the principal abroad shall be notarized or certified according to stipulations.

II. Explanation on recording of house leasing contract:

According to Clause 6 and Clause 7 (2) of “House Leasing Regulations of Shenzhen Special Economic Zone”, the principal shall go to the competent authority of the zone with relevant materials of the house and his or her identification certificate for recording if the house can’t be registered.

House Leasing Contract (Residential)

Lessor (Party A): Zhou Chaokang [on behalf of Broadway Precision Technology Limited]________________________

Mailing add: __XXX____________________________________________________________________________

Postal code: _________________________________ Tel: __XXX________________________________________

Business license or ID card No.: ___ XXX_____________________________________________________________

Authorized agent:_______________________________________________________________________________

Mailing add:___________________________________________________________________________________

Postal code: _________________________ Tel: ______________________________________________________

Business license or ID card No.: ____________________________________________________________________

Lessor (Party B): Broadway Precision (Shenzhen) Co. Ltd.________________________________________________

Mailing add: Furong Industrial District, Shajing, Xingquiao Village, Bao’an District_____________________________

Postal code: ____________________ Tel: _ XXX_____________________________________________________

Business license or ID card No.: _ XXX______________________________________________________________

Authorized agent:______________________________________________________________________________

Mailing add:__________________________________________________________________________________

Postal code:________________________ Tel:_______________________________________________________

Business license or ID card No.: ___________________________________________________________________

According to “House Leasing Regulations of Shenzhen Special Economic Zone” and its implementation rules as well as “Decision of Shenzhen People’s Congress Standing Committee on Strengthening House Leasing Security Responsibility”, both Party A and Party B have entered into this contract through mutual agreement.

1. Party A shall rent the house No. 4403060030262900021 at Comprehensive Building, Block A, Furong Industrial Town, Shajing Street, Bao’an District, Shenzhen City (hereinafter referred to as “House for leasing”) to Party B for residential purpose. The building has 13 storeys. The property right owner or legal user shall be Broadway Precision Technology Limited. The property right certificate or other valid certificate that can prove its property right shall be                      /                      .

The house for leasing has _________ (flat, room) with total building area 16,036.45 square meters.

2. Party B’s lease shall be from September 1, 2013 to November 30, 2015.

Party A shall deliver the house to Party B before September 1, 2013. If house delivery is delayed, Party A shall pay Party B penalty at the rate of        /        yuan(in words:        /        yuan) for a day delayed.

3. The total monthly rental of the house shall be 104,237 yuan (in words: one hundred and four thousand two hundred and thirty-seven yuan only).

Party B shall pay the rental to Party A before the 10th day of each month (the        /        day of the        /        month of each quarter). If Party B delays paying the rental for more than 1 month, Party A may terminate this contract.

4. When Party A delivers the house, Party B agrees to pay Party A leasing deposit of        /      -month rental (not more than 3 months), that is, RMB        /        yuan(in words:        /        yuan).

When receiving the deposit, Party A shall issue a receipt to Party B.

Conditions of Party A’s returning the deposit to Party B:

1. __________________________________________________________________________________________________

2. __________________________________________________________________________________________________

3. __________________________________________________________________________________________________

Mode and time of returning the deposit:

Conditions of Party A’s not returning the deposit:

1. __________________________________________________________________________________________________

2. __________________________________________________________________________________________________

3. __________________________________________________________________________________________________

Provisions herein shall be carried out by either party voluntarily. Either party violating this contract shall assume relevant liabilities according to laws.

5. During the lease, Party A shall pay tax, land use fee, leasing management fee and       /       fee; Party B shall pay water and electricity fee, sanitary fee, property management fee and        /       fee that arose from use of the house.

6. Party B can’t change the purpose of the house without Party A’s approval. Party A can cancel this contract if Party B uses the house for other purpose instead of residence.

7. Party A shall guarantee safety and normal use of the house and its interior facilities.

If any damage or breakdown affecting safety or normal use occurs or happens in the house and its interior facilities, Party B shall notify Party A in time and take effective measures; Party A shall repair       /       days from receipt of Party B’s notice. If Party B can’t inform Party A or Party A fails to repair within the period stipulated above, Party B can repair on its behalf, but the repair expense shall be borne by Party A.

8. Party B shall normally and reasonably use the house and its auxiliary facilities. For any damage or breakdown of the house or auxiliary facilities due to Party B’s improper or unreasonable use, Party B shall repair or compensate in time.

9. Party B shall not sublet the house in whole or in part to others without Party A’s written consent. If Party A agrees to sublet, the sublet termination period can’t exceed the original lease of Party B, and Party B shall ensure that any person who receives the sublet can’t sublet it again.

Party A shall have the right to terminate this contract if Party B sublets the house without consent.

10. During the lease, both Party A and Party B shall carry out every obligation stipulated herein and shall not terminate it without any reason. If either party can legally cancel this contract according to this contract or provisions of laws, it can apply for unilateral cancellation of contract registration (recording).

11. If this contract expires (or terminates due to other reasons), Party B shall move out of the house       /       days from termination. If Party B does not move out of or return the house after termination hereof, it shall pay double rental to the lessor for the period after termination. If Party B does not live in the house, Party A shall have the right to take back the house and lodge a lawsuit to the people’s court.

12. Both parties shall solve the disputes arising from performance hereof through negotiations. If negotiation fails, both parties can turn to this contract registration (recording) authority for reconciliation, or: ☐apply to Shenzhen Arbitration Committee for arbitration; ☐lodge a lawsuit to the local people’s court. (Both parties shall jointly choose one of the above two ways and tick in the ☐).

13. Both parties agree that the following mailing address shall be the address for service of their notices or documents:

Party A’s address for service:_______________________________________________________________________

Party B’s address for service:_______________________________________________________________________

If the above addresses are not agreed, the mailing address for both parties’ execution hereof shall be the address for service.

The address for service shall be valid if there is no written alteration notice. Any notice or document posted to the address for service by one party to the other party shall be deemed as delivered. If the posted document to the above address is returned by the post office, the date of return shall be deemed as the date of delivery.

14. Both parties shall sign “House Leasing Security Management Liability Statement of Shenzhen”.

15. The attached sheet is part hereof and shall become effective after it is signed and stamped by both parties.

During the lease, both parties can negotiate separately on the matters that haven’t been included herein and make a supplementary agreement. Such supplementary agreement shall 10 days from execution be submitted to the original contract registration (recording) authority for registration (recording).

This contract shall be in triplicate, and Party A, Party B and the contract registration authority shall keep one copy respectively.

This contract shall become effective upon execution.

Party A (sign/seal): (Signed)	Party B (signature/seal): (Seal of Broadway Precision (Shenzhen) Co. Ltd.)
Legal representative:	Legal representative: (/s/ Chi Keung Ng, Factory General Manager)

Tel:	Tel:

Account No.:	Account No.:

Entrusted Representative (sign/seal):	Entrusted Representative (sign/seal):

September 1, 2013	September 1, 2013